UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

FOURTH WAVE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

350 North Orleans Street, Suite 9000N

Chicago, IL 60654

(Address of principal executive offices)

(707) 687-9093

 (Registrant’s telephone number, including area code)

75 E. Santa Clara Street, 6th Floor

San Jose, CA 95113

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.01 of this Current Report on Form 8-K (“report”) is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective January 31, 2022 (the “Effective Time”), Fourth Wave Energy, Inc., (the “Company”), FWAV Acquisition Corp., a Wyoming corporation and wholly owned subsidiary of the Company (the “Acquisition Subsidiary”) and EdgeMode, a Wyoming corporation (“EdgeMode”) closed on the previously disclosed Agreement and Plan of Merger and Reorganization dated December 2, 2021 (the “Merger Agreement”). In accordance with the Merger Agreement, Acquisition Subsidiary merged with and into EdgeMode (the “Merger” or “Transaction”), with EdgeMode remaining as the surviving entity after the Merger and becoming a wholly owned subsidiary of the Company. In the Merger, the shares of common stock, no par value per share, of EdgeMode issued and outstanding immediately prior to the Effective Time, represent 80% of the Company’s outstanding common stock on a fully diluted basis (or 313,950,672 shares of common stock). Furthermore, pursuant to the terms of the Merger the Company’s sole shareholder of the Company’s preferred stock converted such shares into 1,000 shares of common stock.

Joseph Isaacs, the Company’s sole officer and director resigned as an executive officer and director. Pursuant to the terms of the Merger Mr. Isaacs will provide services to the Company in a consultancy capacity at a fee of $11,500 per month and has been issued a stock option grant to purchase up to 19,987,095 shares of the Company’s common stock, vesting in 90 days, at an exercise price of $0.40 per share. The consulting agreement may be terminated by the Company without cause after three months. In addition, Mr. Isaacs received a $250,000 cash bonus. Charlie Faulkner and Simon Wajcenberg, the principals of EdgeMode, were appointed as directors and executive officers as described below:

•	Charlie Faulkner – President and Chief Executive Officer; and
•	Simon Wajcenberg - Chief Financial Officer, Treasurer, Secretary and Executive Chairman.

See “Named Executive Officer” Employment Agreements beginning on page 31 for a description of the Employment Agreements and stock option grants executed by Mr. Faulkner and Mr. Wajcenberg.

Simultaneously with the Merger, approximately $4,574,132 of principal and interest of outstanding notes previously issued by the Company automatically converted into an aggregate of 18,296,528 shares of the Company’s common stock issued to 31 former noteholders. In addition, the Company has repaid approximately $988,000 of principal amount of notes. At the Effective Time the Company has nominal liabilities, excluding the debt and liabilities of EdgeMode.

The foregoing description of the Merger Agreement and the related transactions consummated and contemplated thereby is qualified in its entirety by the full text of the Merger Agreement which is filed herewith as Exhibit 2.1.

Form 10 Information

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within in meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning paying off the amounts due on our equipment, expected delivery, anticipated mining capacity available to us from our hosting partners, anticipated future results of operations, he growth of our business, our future capital needs and ability to obtain financings and liquidity. Words such as “expect,” “may,” “anticipate,” “intend,” “would,” “plan,” “believe,” “estimate,” “should,” and similar words and expressions identify forward-looking statements. These statements are based on the Company’s estimates, projections, beliefs and assumptions and are not guarantees of future performance.

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The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are discussed in the Risk Factors section of this report and include, without limitation, failure to obtain financing to pay for equipment we currently own and/or plan to purchase, decrease in the price of the cryptocurrency that we purchase, unanticipated issues which decreased mining capacity, and our need for and challenges we may face in obtaining the necessary financing to execute our business plan on favorable terms or at all. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the Risk Factors section of this report.

BUSINESS

Corporate History

Prior to the closing of the Transaction, FWAV was a shell company with nominal assets and liabilities.

EdgeMode was incorporated in the State of Wyoming in March 2020. EdgeMode’s office is located at 350 North Orleans Street, Suite 9000N, Chicago, IL 60654 and its website address is www.edgemode.io. We have not incorporated by reference into this report the information that can be accessed through our website and you should not consider such information to be part of this report.

Our Company

EdgeMode is an early-stage cryptocurrency mining. Although we have historically mined Ethereum, we are now focused on expanding our operations by mining Bitcoin. We provide investors with direct exposure to cryptocurrencies, without the technical complexity or constraints of purchasing the underlying cryptocurrency. Investors avoid the need to create online wallets, wire money offshore, and safely store their cryptocurrency.

We operate through our partnerships with third party hosting firms, Bitcoin mining facilities for the sole purpose of mining Bitcoin and Ethereum. Our facilities and mining platform are operating with the primary intent of accumulating Bitcoin, although to date we have focused on Ethereum, which we may sell for fiat currency from time to time depending on market conditions and management’s determination of our cash flow needs.

We are in the research and development stage of exploring treasury management alternatives to increase earnings of the cryptocurrency we mine and hold. In that regard, we may continue to hold as well as sell Ethereum in order to fund the purchase of Bitcoin miners and other mining equipment, to pay operational expenses such as hosting company fees and for working capital and other general corporate purposes. Other than Ethereum, we have no holdings of, and have no current plans to hold, any other types of digital assets other than Bitcoin.

Digital Asset Mining

Historically, we have mined Ethereum. Moving forward, we plan to mine Bitcoin, and may choose to mine other cryptocurrencies, by acquiring miners to solve complex cryptographic algorithms to support the Bitcoin blockchain (in a process known as “solving a block”). In return for solving a block, we have received Ethereum, and when we receive our Bitcoin miners, a Bitcoin. We intend to only mine cryptocurrencies that are not securities. Our policy is to consult counsel prior to attempting to mine any cryptocurrency other than Bitcoin, in order to avoid inadvertently dealing in a cryptocurrency which may be deemed a security. We anticipate that, should we consider mining a cryptocurrency other than Bitcoin we will seek the advice of securities counsel, and the process will include research, review and analysis of the current federal securities laws and regulations regarding digital assets, including judicial interpretations and administrative guidance. However, the processes employed for determining whether particular digital assets are securities within the meaning of U.S. federal securities laws are risk based assessments and are not a legal standard or binding on the SEC or other regulators. See the risk factor titled “If we undertake to mine digital assets other than Bitcoin and Ethereum, such digital assets may be deemed to be securities by regulators, notwithstanding any assessment by us and/or our advisors to the contrary” on page 16. We recognize that whether a digital asset is a security is a complex legal issue. For that reason, we have no plan in the foreseeable future to mine anything other than Bitcoin and to a lesser extent Ethereum.

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With respect to holding and selling the cryptocurrency we mine, our policy is to hold what we mine until management determines that market conditions and circumstances deem selling cryptocurrency to be advisable in the furtherance of our capital needs and objectives. This may include, among other factors, a determination that the cryptocurrency is overvalued at a particular price at a given time, that fiat currency is required to fund our operations, or that an excessive quantity of the specific cryptocurrency has accumulated in our digital wallet resulting in a potential security risk. We hold the cryptocurrency we mine in a digital wallet using a BlockFi account, and do not have any agreements with third parties to manage or exchange the cryptocurrency we mine and store.

Miners measure their capability in terms of processing power, which is known as in the industry as “hashing” power. Hashing power is measured in terms of the number of hashing algorithms solved (or “hashes”) per second, which is the miner’s “hash rate.” Generally speaking, miners with greater hashing power and in turn a higher hash rate relative to other miners attempting to solve a block have a higher chance of solving the block and receiving a cryptocurrency award. However, although newer generations of miners advertise improved energy efficiency, increasing hash rate generally requires greater electric power, which increases the cost of solving a block and, therefore, the relative cost of mining a cryptocurrency. As additional miners competed for the limited supply of blocks, individuals found that they were working for months without finding a block and receiving any reward for their mining efforts. To address this variance, miners started organizing into pools to share mining rewards more evenly on a pro rata basis based on total hashing capacity contributed to the mining pool. As of the date of this report, we do not participate in any pools but may do so when management believes it’s in the Company’s best interests.

Our Mining Equipment

Hardware	Quantity	Hardware Manufacturer	Location

AMD W5700	108	AMD	Rouses Point NY State
NVidia 3070	24	NVidia	Rouses Point NY State
AMD Vega 64	288	AMD	Rouses Point NY State
Nvidia 3070	72	Nvidia	Rouses Point NY State

RTX 5000	540	Nvidia	Rouses Point NY State
AMD Vega 64	576	AMD	Rouses Point NY State
AMD Vega 56	144	AMD	Rouses Point NY State

There is an outstanding debt of $1,555,726 on the miners which will be fully paid by end 2023.

We are currently utilizing 0.5MW of power and hosting supply at the Rouses Point facility.

We have signed a purchase order for a further 1,152 GPU servers for Ethereum mining to be installed and hosted at Rouses Point in March 2022. There is an outstanding debt of $1M on this hardware which will be settled and fully paid by March 2023. This hardware will utilize a further 0.25MW of hosting supply at Rouses Point.

We have signed a purchase order with Katena Computing for the supply of 10 Exahash of Bitcoin Mining hardware. We will receive the first delivery on this order in September 2022 with 5 Exahash being delivered by December 2022 the balance of 2.5 Exahash in Q1 2023 and 2.5 Exahash in Q2 2023. This hardware will be hosted by Compute North at their facility in North Carolina and will require a total 250 MW of hosting capacity. See the risk factor at the end of page 7.

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Hosting Agreements

Our K10 Miners will be located in North Carolina and maintained by Compute North, LLC (“Compute North”) a well-known miner hosting company in North America. Under a Master Agreement, Compute North is providing the Company with colocation, managerial and other services at its data center facilities, including rack space, electrical power, ambient air cooling, internet connectivity and physical security for the Company’s miners. The initial hosting capacity with Compute North is 20 MW. The purchaser order with Compute anticipates an additional 230 MW of hosting capacity available to the Company. The Master Agreement is terminable by Compute North for cause. The Company granted Compute North with a security interest in the miners and other equipment installed at the facility to secure the Company’s obligations under the master agreement. The Company is responsible for a minimum monthly service fee and other fees. See the Master Agreement with Compute North and Purchase Order attached as Exhibit 10.5 to this report. The terms of such agreements are incorporated herein by reference.

We have a signed hosting agreement with Trinity Mining Technologies, LLC. This agreement provides for up to 300MW of hosting facilities in Texas beginning in October 2022. See the Master Agreement with Trinity Mining Technologies, LLC attached as Exhibit 10.6 to this report. The terms of such agreements are incorporated herein by reference.

Our currently owned miners are primarily located in New York with 2CRSI. See above for MW utilized and total capacity available if required. The Company pays 2CRSI hosting fees of $0.08 per KWH plus a monthly hosting charge of $50 per MWH. See the 2CRSI orders attached as Exhibit 10.7 to this report. The terms of such orders are incorporated herein by reference.

Competition

In Bitcoin mining, companies, individuals and groups generate units of cryptocurrency through mining. Miners can range from individual enthusiasts to professional mining operations with dedicated data centers. Miners may organize themselves in mining pools. The Company competes or may in the future compete with other companies that focus all or a portion of their activities on owning or operating Bitcoin exchanges, developing programming for the blockchain, and mining activities. At present, the information concerning the activities of these enterprises is not readily available as the vast majority of the participants in this sector do not publish information publicly or the information may be unreliable. Published sources of information include “bitcoin.org” and “blockchain.info”; however, the reliability of that information and its continued availability cannot be assured.

Several public companies (traded in the U.S. and internationally), may be considered to compete with us. Such competitors include Overstock.com Inc; Bitcoin Investment Trust; Blockchain Industries, Inc; (formerly Omni Global Technologies, Inc.); Bitfarms Technologies Ltd. (formerly Blockchain Mining Ltd); DMG Blockchain Solutions Inc; Hive Blockchain Technologies Inc; Hut 8 Mining Corp; HashChain Technology, Inc; MGT Capital Investments, Inc; DPW Holdings, Inc; Layer1 Technologies, LLC; Northern Data AG; Riot Blockchain, Inc; Marathon Digital Holdings. The Bitcoin industry is a highly competitive and rapidly changing industry and new competitors and/or emerging technologies could enter the market and affect our competitiveness in the future. For more information regarding those risk factors known to us, see the section entitled “Risk Factors” herein.

Employees

We have two full-time employees and no part-time employees. None of our employees are parties to any collective bargaining arrangement. We believe our relationships with our employees are good.

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Property

Our corporate headquarters are located in Chicago, Illinois, consisting of approximately 1,000 square feet of office space under a monthly rental agreement. We believe that our existing facilities are suitable and adequate and that we have sufficient capacity to meet our current anticipated needs.

Regulation

After a period of regulatory uncertainty, we believe that the SEC will not claim that Bitcoin and Ethereum are securities and therefore will not be subject to their regulation. The SEC has been active in pursuing its regulation of other cryptocurrencies by filing lawsuits and, more recently, administratively against a cryptocurrency that tried to register under the Securities Exchange Act of 1934 (“Exchange Act”). Further, its new Chairman has given several speeches seeking regulatory authority over other cryptocurrencies. Whether Congress will enact new legislation in this area is uncertain. However, enhanced regulation may adversely affect our future mining and other cryptocurrency activities.

Blockchain and Bitcoin are increasingly becoming subject to governmental regulation, both in the U.S. and internationally. State and local regulations also may apply to our activities and other activities in which we may participate in the future. Other governmental or semi-governmental regulatory bodies have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business. For instance, the Cyber-Digital Task Force of the U.S. Department of Justice (the “DOJ”) published a report entitled “Cryptocurrency: An Enforcement Framework” in October 2020. This report provides a comprehensive overview of the possible threats and enforcement challenges the DOJ views as associated with the use and prevalence of cryptocurrency, as well as the regulatory and investigatory means the DOJ has at its disposal to deal with these possible threats and challenges.

Presently, we do not believe any U.S. or state regulatory body has taken any action or position adverse to our main cryptocurrency, Bitcoin, with respect to its production, sale, and use as a medium of exchange; however, future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability.

The recent action taken in China was the final step in that country’s evolving regulatory crackdown. As the regulatory and legal environment evolves, we may become subject to new laws, such as further regulation by the SEC and other agencies, which may affect our mining and other activities. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see “Risk Factors.”

RISK FACTORS

Summary Risk Factors

Our business and an investment in our common stock are subject to numerous risks and uncertainties that investors should consider before investing in our common stock. Set forth below is a summary of the principal risks we face:

•	We have a history of operating losses, have limited sources of revenue as an early-stage cryptocurrency mining company and may not be able to achieve or sustain profitability.

•	We recently commenced operations as a cryptocurrency mining company, and there is limited information available on which to evaluate our prospects.

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•	We will need significant additional capital to execute our business plan, including to make the substantial purchase price payments for Bitcoin mining equipment totaling $270,000,000 which are payable in installments through September 2022, and any failure to raise such capital as and when intended or at all will materially harm our business and prospects.

•	We may be unable to raise the capital needed to continue and grow our operations, and if we do raise the capital sought the securities that we issue may have a dilutive effect on our stockholders, a depressive effect on our stock price and/or a restrictive effect on our ability to execute our business plan and growth strategy.

•	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

•	We will need to incur significant costs to transition to and maintain and operate Bitcoin mining equipment to replace our current equipment which is designed to mine Ethereum, including sourcing sufficient electricity on reasonable terms which we may be unable to do now or in the future.

•	Our mining operating costs, including the costs to operate, maintain, repair and replace our mining equipment, have historically outpaced our mining revenues, which has and could continue to put a strain on our business or increase our losses.

•	The cryptocurrency mining industry is highly competitive, with many of our competitors having better access to capital and may buy mining equipment at scale. The competition has intensified as the price of Bitcoin has appreciated in recent years, which could have a material adverse effect on our results of operations if we are unable to keep up.

•	Cryptocurrencies and related activities are characterized by numerous other risks and uncertainties, including the possibility for adverse regulatory developments such as bans or restrictions, hacking or malicious coding, price volatility, inaccurate mining pool calculations, the potential for one cryptocurrency to branch into two, the periodic reduction by half of the Bitcoin rewards from mining a block on the blockchain, adverse changes to the blockchain algorithm, and other external forces beyond our control described more fully below.

•	The future development and growth of cryptocurrencies such as Bitcoin is subject to a variety of factors that are difficult to predict and evaluate, and if the market for Bitcoin does not grow as we expect, or the price of Bitcoin declines, our business, operating results, and financial condition could be adversely affected.

•	The market prices of cryptocurrencies such as Bitcoin are to some extent dependent upon the possibility for broad market acceptance of these digital assets as a means of exchange which has not and may never occur, in which case the price of Bitcoin, the cryptocurrency markets in general and our prospects could materially diminish.

•	Our operations and the results thereof are subject to risks arising from Internet disruptions or delays, cybersecurity threats, incorrect digital recording of transactions, and other contingencies resulting from holding and transacting in digital assets. Further, due to current lack of regulation, we may be unable to seek or obtain recourse if such contingencies were to occur

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•	The ongoing supply chain delays may create the possibility of delays in delivery and launch and/or expansion of our mining facilities and equipment, which could stunt our growth, diminish our prospects, result in lost opportunity or revenue and increase our costs, particularly given the volatile nature of the cryptocurrencies we intend to mine.

•	Our operating results have and will significantly fluctuate due to the highly volatile nature of cryptocurrencies such as Bitcoin, and if the price of Bitcoin declines, including potentially due to political, economic, or other forces beyond our control, it would materially adversely affect our business.

•	Our reliance on third party “mining pools,” which enable us to cooperate with other Bitcoin mining enterprises to receive Bitcoin with less variance in probability of reward by sharing Bitcoin earned pro rata based on contribution to a block solved, subjects us to risks of inaccurate sharing of rewards and the loss of other at-will participants in the pool.

•	We may become subject to an uncertain and rapidly evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations, including those imposing restrictions or bans on Bitcoin mining due to concerns about high electrical power usage, could adversely affect our business.

•	Banks and financial institutions may not provide banking services, or may cut off services or access to capital, to businesses that engage in cryptocurrency-related activities.

•	Our stock price is subject to significant volatility due to a variety of factors, many of which are beyond our control, including its status as a “penny stock,” the fact that it is not listed on a national securities exchange, and its potential connection to the price of Bitcoin or other cryptocurrencies, which could adversely affect investors.

•	Because we were a shell company until January 31, 2022, stockholders cannot rely on the provisions of Rule 144 for the resale of their shares until certain conditions are met.

•	We have not paid cash dividends to our stockholders and do not intend to do so in the foreseeable future.

•	We will be subject to expensive compliance requirements as a public company which is required to file reports with the SEC and adhere to enhanced internal control requirements.

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

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Risks Related to Our Cryptocurrency Mining Business

We will need significant additional capital to execute our business plan, which includes purchasing, installing and operating Bitcoin mining equipment to replace our current Ethereum mining operations, and any failure to raise such capital as and when intended or at all will materially harm our business and prospectus.

Our business plan envisions shifting our focus from mining Ethereum to mining Bitcoin. Because the blockchains for each of these two cryptocurrencies use different algorithms, different mining equipment is needed to mine Bitcoin rather than Ethereum. Therefore, in order to mine Bitcoin as intended, we will need to purchase and install Bitcoin mining equipment at our hosted facilities. The price of cryptocurrency mining equipment in general and Bitcoin mining equipment in particular is high, and can be volatile with sudden and dramatic changes depending on uncontrollable factors such as the price of Bitcoin and supply shortages. Additionally, the removal and installation of mining equipment, which will be necessary given our limited access to sufficient mining facilities, is also costly. We have executed a purchase agreement with a supplier to provide us with Katena K10 Bitcoin miners having a combined hash rate of 10,000,000 PH/s, however the total purchase price is $270,000,000, of which we have only paid the supplier $1,250,000. Further, we are past due on the payment of an $8,000,000 installment of the purchase price, with future periodic installments in increasing increments continuing to come due through September 2022. The miners are scheduled to be delivered in quarterly increments from September 2022 through September 2023. Because we failed to make a payment under the agreement when due, and will likely continue to be behind on future payments unless and until we can raise sufficient capital, the agreement allows the supplier to terminate the agreement, with any amounts we have paid as of such termination date being non-refundable. Further, if the agreement is terminated by the supplier for our failure to timely make one or more payments, by the agreement’s terms the supplier will no longer be obligated to deliver the equipment. If we are unable to raise these amounts for any reason, any amounts paid towards the purchase price of undelivered equipment will be lost if the purchase agreement is terminated, and we will be forced to incur additional costs to locate and obtain miners from another source, in which case our results of operation will be harmed and our future prospects will be hindered. Any delay or inability to raise and deploy the necessary capital in a timely manner, on favorable terms, or at all, will have the effect of delaying or preventing us from executing our business plan and meeting our growth objectives, which could materially harm your investment in us.

We may be unable to raise additional capital needed to grow our business.

We will likely continue to operate at a loss, at least until our business strategy is implemented, or if Bitcoin or other cryptocurrency prices decline, and we expect to need to raise additional capital to expand our operations and pursue our growth strategies, including the acquisition of new or additional miners to commence Bitcoin mining as planned, and to respond to competitive pressures or unanticipated working capital requirements. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations. If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests, and the per share value of our common stock could decline. Furthermore, if we engage in additional debt financing, the holders of such debt would have priority over the holders of common stock on order of liquidation preference. We may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions including terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our shareholders.

Even if we are able to raise sufficient capital, we may encounter delays or difficulties in obtaining and deploying Bitcoin mining equipment as planned.

In order to be successful in executing our business plan, we need to efficiently replace our Ethereum mining equipment with Bitcoin mining equipment in a timely, efficient, and cost-effective manner. Assuming we are able to raise sufficient capital to do so, we may encounter a variety of potential risks or problems with respect to deploying the funds towards our new mining focus. There has been shortages of cryptocurrency mining equipment due to limited materials such as computer chips. Further, to obtain Bitcoin mining equipment, we will be reliant on one or more manufacturers and/or suppliers to provide us with the miners, who may require us to agree to excessive prices or fees, or may fail to deliver the purchased equipment on schedule. Additionally, we will need skilled labor to remove the Ethereum mining equipment we currently operate and replace it with Bitcoin mining equipment. Also, because Bitcoin mining uses a proof of work method which generally requirements more energy than the proof of stake system employed by Ethereum’s blockchain, our hosts’ current electricity supply may be inadequate to launch our Bitcoin mining as envisioned without added costs to us, if at all. Any unexpected delays or heightened costs will adversely effect our results of operation both by extending the period of time in which we are not mining cryptocurrencies at our maximum potential capacity and increasing the costs of operating. Further, because of the volatile nature of the cryptocurrency markets, including the prices of Bitcoin and Ethereum, any such delay could prevent us from mining and selling Bitcoin at higher prices. For example, in early 2022 the price of Bitcoin declined by over $12,000 in a matter of weeks. If we are unable to purchase, deploy and operate Bitcoin mining equipment in sufficient quantities, at reasonable prices or on the delivery schedules that meet our business needs, or at all, it could have a material adverse effect on our business, results of operations and future prospects.

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We are at an early stage of development of our cryptocurrency mining business and currently have limited sources of revenue and may never become profitable.

Until February 2021, we had no operations. Although we began generating revenue in 2021 from our cryptocurrency mining activities, we are subject to the risks and uncertainties of a new business, including the risk that we may never develop, complete development or market any of our proposed services or be able to liquidate our cryptocurrencies. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made. If we are unable to increase our generation of revenue, we will not become profitable, and we may be unable to continue our operations. Furthermore, our proposed operations are subject to all business risks associated with new enterprises. In order to expand our operations, we will need to enter into new agreements and strategic relationships which will expose us to additional financial obligations and contingencies, including the possibility of contractual disputes and reliance on third parties which are beyond our control. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurances that we will operate profitably.

We have a history of operating losses, and we may not be able to achieve or sustain profitability.

To date, we have mainly mined Ethereum. Moving forward, our primary focus is on mining Bitcoin, and those operations are expected to be located in North Carolina. Our current strategy will continue to expose us to the numerous risks and volatility associated within the cryptocurrency sector, including due to the high costs of purchasing miners and sourcing power for them, while monitoring the price of Bitcoin, which has historically been volatile. Further, we have experienced recurring losses and negative cash flows from operations. To date, we have relied on debt or equity financings to fund our operations, and if the price of our cryptocurrencies are not sufficiently high to enable us to sell the cryptocurrencies we mine at prices above our cost to mine it, then we are likely to continue to be unable to fund our operations without raising additional capital. Further, even if prices are sufficiently high for our mining activities, we are likely to need to raise additional capital to fund the acquisition of new miners to repair or replace our existing miners and expand our number of miners to be competitive. We expect to incur additional net losses over the next several years as we seek to expand operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If we are unsuccessful at executing on our business plan, our business, prospects, and results of operations may be materially adversely affected.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated in their report on our December 31, 2020 financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming that we will continue as a going concern for one year from the date the financial statements are issued and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation.

Our mining operating costs have historically outpaced our mining revenues, which has and could continue to put a strain on our business or increase our losses.

Our mining operations are costly and our expenses may increase in the future, including as we transition to mining Bitcoin which will involve purchasing new mining equipment and potentially deploying a greater amount of electricity to the mining process. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

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The cost of obtaining new and replacement miners and parts is highly capital intensive and may have a material and adverse effect on our business and results of operations.

Our mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining Bitcoin, Ethereum and other cryptocurrencies are lower than the price for which we mine when we sell them. Our miners are subject to ordinary wear and tear from operation and may also face more significant malfunctions caused by factors which may be beyond our control. For example, approximately 10% of our miners have experienced glitches and defects and as a result have seen either limitations on mining capabilities or outright inability to mine, such that they had to be or will have to be replaced or repaired. The result of this development has not only been increased costs to us, but also a reduced ability to generate revenue while these miners were not operating, whether because they were under repair and/or failing to operate at their optimal hash rate. Circumstances such as these, or a general need to replace outdated miners in the future, are highly cost intensive and can be a serious hindrance on our mining operations and ability to generate revenue or obtain profitability.

Additionally, as the mining technology, our business strategy and/or the cryptocurrency industry evolves, we may need to acquire newer models of miners to remain competitive in the market. For example, as discussed above we will need to obtain new miners in order to mine Bitcoin as planned. We intend to purchase and install Katena K10 miners, although we have encountered and expect to continue to face challenges in paying purchase price installments for these miners under our purchase agreement. Certain models of Bitcoin miners such as the Bitmain S17 model have been subject to defects diminishing our even eliminating their mining efficacy. Further, over time, we may replace those miners which are no longer functional or efficient or powerful enough with new miners purchased from third-party manufacturers, the cost of which may be higher than what we spent on prior models and/or such that we will need to raise more capital to do so. For instance, the price of Bitcoin miners has historically been somewhat correlated to the price of Bitcoin, which has appreciated in recent years. Depending on the price of new miners and our operational needs at the time we decide to replace miners in the future, we may have to do so at higher costs than we could have previously, which would add to our losses. Alternatively, even absent defects or reductions in computing power, mining machine models are upgraded frequently, and we are and will continue to be subject to either higher competitive pressure as a result, or will be forced to expend large amounts of capital to remain competitive and maintain optimal hash rates.

Inevitably, our older models will need to be repaired or replaced as a product of ordinary wear and tear and depreciation and/or competitive forces in the marketplace or other factors rendering our current miners obsolete. Any upgrading we may need or chose to undertake will require substantial capital investment, and we may face challenges in locating the requisite capital in a timely manner and/or on terms favorable to us or not highly dilutive to our investors. If we are unable to obtain adequate numbers of new and replacement miners in sufficient quantities or without delay, we may be unable to compete in our highly competitive and continuously developing industry. If this happens, we may not be able to mine Bitcoin or other cryptocurrency as efficiently or in sufficient amounts relative to our competition or at all and, as a result, our business and financial results could suffer which could, in turn, have a material adverse effect on the trading price of our common stock.

Because there are several competitors in our industry that are purchasing mining equipment at scale and due to supply chain disruptions, we may encounter delays or difficulty in us obtaining new miners, which could materially and adversely affect our business and results of operations.

We will need new mining equipment to further our operations, both to implement our short-term business plan of shifting to Bitcoin mining and to address potential issues such as ordinary wear and tear and defects which may arise in the future. Many of the competitors in our industry have also been purchasing mining equipment at scale, which has caused a world-wide shortage of mining equipment and components used to produce them, as well as delayed delivery schedules for new miner purchases. There can be no assurances the mining equipment manufacturers on which we will rely will be able to keep pace with the surge in demand for mining equipment when we obtain, upgrade and/or expand upon our current miners. The supply chain disruptions we are facing may adversely affect us including the shortages of transformers needed to power our miners. Additionally, the supply of the materials used to produce miners, such as the application-specific integrated circuit (“ASIC”) computer chips that are the primary feature in their computing power, may become subject to shortages, which could also either increase the cost beyond what we can reasonably afford or reduce their availability without unreasonable delay or at all. It is uncertain how manufacturers will respond to these trends and whether they can deliver on the schedules promised to any or all of their customers in the future. In the event manufacturers of mining equipment or component parts or materials are not able to keep pace with demand or avoid supply shortages, we may not be able to purchase such products in sufficient quantities, at reasonable prices or on the delivery schedules that meet our business needs, which could have a material adverse effect on our business and results of operations.

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To the extent that the profit margins of Bitcoin mining operations are not high, Bitcoin mining companies or other participants in the Bitcoin industry are more likely to immediately sell Bitcoins in the market, thereby constraining growth of the price of Bitcoin that could adversely impact us.

Over the years, Bitcoin mining operations have shifted from individual users mining with computer processors, graphics processing units and first-generation ASIC servers to larger enterprises with newer, more “professionalized” sources of processing power which has been predominantly added by “professionalized” mining operations and resulting demand for more professionalized and powerful miners having faster hash rates. These professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Acquiring this specialized hardware at scale requires the investment of significant up-front capital, and mine operators incur significant expenses related to the operation of this hardware at scale, such as the leasing of operating space, which is often done in data centers or warehousing facilities, obtaining and paying for an electricity supply to run the miners and employing technicians to operate the mining facilities.

As a result, these professionalized mining operations are of a greater scale than prior miners and have more defined and regular expenses and liabilities. Because these regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of Bitcoin, to the extent the price of Bitcoin declines and such profit margin is constrained, such mining companies are incentivized to sell Bitcoin earned from mining operations more rapidly than individual mining companies who in past years were more likely to hold newly mined Bitcoin for longer periods. The immediate selling of newly mined Bitcoin greatly increases the trading volume of Bitcoin, creating downward pressure on the market price of Bitcoin rewards.

The extent to which the value of Bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such an operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined Bitcoin rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing Bitcoin prices. Lower Bitcoin prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of Bitcoin until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily.

Because the new miners we plan to obtain will be designed specifically to mine Bitcoin, our future success will depend in large part upon the value of Bitcoin, and any sustained decline in its value could adversely affect our business and results of operations.

Our operating results will depend in large part upon the value of Bitcoin because it is the primary cryptocurrency we intend to mine moving forward, assuming we can raise the necessary capital to obtain and install the Bitcoin mining equipment. Specifically, our revenues from our Bitcoin mining operations will be based upon two factors: (1) the number of Bitcoin rewards we successfully mine and (2) the value and liquidity of Bitcoin. This means that our operating results will be subject to swings based upon increases or decreases in the value of Bitcoin. Furthermore, our business strategy focuses solely on producing Bitcoin (as opposed to other cryptocurrencies). Previously, we focused solely on mining Ethereum as that was the only mining equipment available to us. If other cryptocurrencies overtake Bitcoin in terms of acceptance, the value of Bitcoin could decline. Further, if Bitcoin were to switch its proof of work algorithm from SHA-256 to another algorithm for which our miners (which we have contracts to acquire) would not be suited or if the value of Bitcoin were to decline for other reasons, particularly if such decline were significant or over an extended period of time, we would likely incur very significant costs in retooling or replacing our existing miners with miners better suited for this new protocols and our operating results could be adversely affected. This could result in a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations, and thus harm investors.

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Bitcoin is subject to halving, meaning that the Bitcoin rewarded for solving a block will be reduced in the future and its value may not commensurately adjust to compensate us for such reductions, and the overall supply of Bitcoin is finite.

Bitcoin is subject to “halving,” which is the process by which the Bitcoin reward for solving a block is reduced by 50% every 210,000 blocks that are solved. This means that the amount of Bitcoin we (or any other miner) are rewarded for solving a block in the blockchain is permanently cut in half. For example, the latest halving having occurred in May 2020, with a revised payout of 6.25 Bitcoin per block solved, down from the previous reward rate of 12.5 Bitcoin per block solved. There can be no assurance that the price of Bitcoin will sufficiently increase to justify the increasingly high costs of mining for Bitcoin given the halving feature. If a corresponding and proportionate increase in the trading price of these cryptocurrencies does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations. To illustrate, even if the price of Bitcoin remains at its price as of today, all other factors being equal (including the same number of miners and a stable hash rate) our revenue would decrease substantially upon the next halving (which is anticipated to occur in 2024).

Further, due to the halving process, unless the underlying code of the Bitcoin blockchain is altered (which may be unlikely or difficult given its decentralized nature), the supply of Bitcoin is finite. Once 21 million Bitcoin have been generated by virtue of solving blocks in the blockchain, the network will stop producing more. Currently, there are approximately 19 million Bitcoin in circulation representing about 90% of the total supply of Bitcoin under the current source code. For the foregoing reasons, the halving feature exposes us to inherent uncertainty and reliance upon the historically volatile price of Bitcoin, rendering an investment in us particularly speculative, especially in the long-term. If the price of Bitcoin does not significantly increase in value, your investment could become worthless.

Interruptions to internet access could disrupt our operations, which could adversely affect our business and results of operations.

Our cryptocurrency mining operations require access to high-speed internet to be successful. If we lose internet access for a prolonged period, we may be required to reduce our operations or cease them altogether. A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of Bitcoin and our ability to mine Bitcoin. If this occurs, our business and results of operations may suffer, and our investors may be materially and adversely effected.

Bitcoin has forked multiple times and additional forks may occur in the future which may affect the value of Bitcoin held or mined by the Company.

To the extent that a significant majority of users and mining companies on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. However, if less than a significant majority of users and mining companies on the cryptocurrency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original cryptocurrency and which is the new cryptocurrency. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of a cryptocurrency, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain. A fork in the network of a particular cryptocurrency could adversely affect an investment in our securities or our ability to operate. Since August 1, 2017, Bitcoin’s blockchain was forked multiple times creating alternative versions of the cryptocurrency such as Bitcoin Cash, Bitcoin Gold and Bitcoin SV. The forks resulted in a new blockchain being created with a shared history, and a new path forward. The value of the newly created versions including Bitcoin Cash, Bitcoin Gold and Bitcoin SV may or may not have value in the long run and may affect the price of Bitcoin if interest is shifted away from Bitcoin to the newly created cryptocurrencies. The value of Bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, the value of Bitcoin could be materially reduced if existing and future forks have a negative effect on Bitcoin’s value.

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Our reliance primarily on a single model of miner may subject our operations to increased risk of mine failure.

The performance and reliability of our miners and our technology is critical to our operations. Because we currently plan on using Katena, Bitmain and Whatsminer models for mining Bitcoin models for mining Bitcoin, if there are issues with those machines, such as a design flaw in the ASIC chips they employ, our entire system could be affected. This would result in both lost revenue from inhibited mining operations and increased costs to repair and replace our mining infrastructure. Therefore, any disruption in our ability to continue mining, even with a portion of our total miners, could result in a material reduction to Bitcoin reward yields which would harm our business. Any weakness, flaw, or error which arises with our miners such similar to or more severe and widespread than the problems we experienced with our miners may affect all or a large portion of our miners; therefore, if a defect or other flaw exists, our entire mine could go offline simultaneously. Any such interruption, delay or inability to continue operations could result in financial losses, a decrease in the trading price of our common stock and reputational harm, in which case you could lose some or all of your investment.

Because of the reliance on third-party mining pool service providers for our mining, its operations may have a negative impact on the Company’s results of operations.

The third party hosting company will arrange our cryptocurrency mining operations using a mining pool, in which multiple cryptocurrency mining operators agree to join together and if any of them are rewarded Bitcoin for mining a block on the blockchain, the pool participants receive a portion of such reward based on the computing power contributed to mining that block. Under this arrangement, we would receive Bitcoin mining rewards from our mining activity through a third-party mining pool operator. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided. We would have limited means of recourse against the mining pool operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

There is a possibility of cryptocurrency mining algorithms transitioning to proof of stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and the value of our stock.

As previously mentioned, we are winding down our Ethereum mining operations and solely focusing on Bitcoin. There is a high possibility of Ethereum mining algorithms transitioning to proof of stake validation in the near future. Proof of stake is an alternative method in validating cryptocurrency transactions that is less dependent on the consumption of electricity. Should the algorithm, whether it relates to Bitcoin or Ethereum, or other cryptocurrencies we mine shift from a proof of work validation method to a proof of stake method, mining would likely require less energy, which may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. We, as a result of our efforts to optimize and improve the efficiency of our mining operations, may be exposed to the risk in the future of losing the relative competitive advantage we may have over some of our competitors as a result, and may be negatively impacted if a switch to proof of stake validation were to occur. This is because we are investing heavily in equipment based on the mining algorithms method of validation. Such events could have a material adverse effect on our ability to continue as a going concern, which could have a material adverse effect on our business, prospects or results of operations, the value of Bitcoin, Ethereum or other cryptocurrencies we mine or otherwise acquire and your investment in us.

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We may be accused of infringing intellectual property rights of third parties.

We may be subject to legal claims of alleged infringement of the intellectual property rights of third parties. Due to the open-source and constantly evolving nature of our business, we may not always be able to determine that we are using or accessing protected information or software. For example, there could be issued patents of which we are not aware that our activities or the equipment or software we use may infringe. The ready availability of damages, royalties and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims. Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts. Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all. In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own in providing ecommerce services to other businesses and individuals under commercial agreements.

Risks Related to Our Dependence on Bitcoin

Because of our focus on Bitcoin mining, the trading price of shares of our common stock may increase or decrease with the trading price of Bitcoin, which subjects investors to pricing risks, including “bubble” type risks, and volatility.

Because of our dependence on Bitcoin, the trading prices of our common stock may at times be tied to the trading prices of Bitcoin. Specifically, we may experience adverse effects on our stock price when the value of Bitcoin drops. Furthermore, if the market for Bitcoin mine operators’ stocks or the stock market in general experiences a loss of investor confidence, the trading price of our stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock could be subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-cryptocurrency assets such as revenue, cash flows, profitability, growth prospects or business activity since the value and price, as determined by the investing public, may be influenced by uncertain contingencies such as future anticipated adoption or appreciation in value of cryptocurrencies or blockchains generally, and other factors over which we have little or no influence or control.

Bitcoin and other cryptocurrency market prices, which have historically been volatile and are impacted by a variety of factors (including those discussed below), are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, making their market prices more volatile or creating “bubble” type risks for the trading price of Bitcoin.

During the year ended December 31, 2020, the trading price of Bitcoin appreciated significantly, from a low closing value of approximately $5,000 per Bitcoin in March 2020, to a high closing value of approximately $29,400 per Bitcoin in December 2020. During 2021 the trading price of Bitcoin has been volatile with a high of approximately $66,999 on October 19, 2021 and lows of $33,077 on July 12, 2021 and $35,513 on February 2, 2021. On November 19, 2021 the price was as low as $55,936, down from as high as $66,125 earlier in the week before recovering slightly. This volatility was reflected on September 24, 2021, when at 1:30 pm Eastern Time, the price of Bitcoin was approximately $41,151, down almost $4,000 from earlier in the day following news of China’s blanket ban on cryptocurrencies and again in late 2021 and early 2022 when it declined from $66,938 on November 9, 2021 to as low as $33,113.50 on January 24, 2022. In 2017, the trading price of Bitcoin increased to nearly $20,000 per Bitcoin (then an all-time high), only to decline significantly and sharply to a low of approximately $3,400 per Bitcoin in December 2018. There can be no assurances that similar fluctuations in the trading price of Bitcoin will not occur in the future. Accordingly, since our revenue will depend on the price of Bitcoin, and the trading price of our securities may therefore at times be connected to the trading price of Bitcoin, if the trading price of Bitcoin again experiences a significant decline, we could experience a similar decline in revenue and/or in the trading price for shares of our common stock. If this occurs, you may lose some or all of your investment.

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The markets for Bitcoin, Ethereum and other cryptocurrencies we mine and the existing markets may be under regulated and, as a result, the market price of our cryptocurrency may be subject to significant volatility or manipulation, which could decrease consumer confidence in cryptocurrencies and have a materially adverse effect on our business and results of operations.

Cryptocurrencies that are represented and trade on a ledger-based platform and those who hold them may not enjoy the same benefits as traditional securities available on trading markets and their investors. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platforms for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of cryptocurrency assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event.

Cryptocurrency market prices have historically been volatile, are impacted by a variety of factors, and are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, making their market prices more volatile or creating “bubble” type risks for both our cryptocurrencies and shares of our common stock.

These factors may inhibit consumer trust in and market acceptance of cryptocurrencies as a means of exchange which could have a material adverse effect on our business, prospects, or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire.

If we undertake to mine digital assets other than Bitcoin and Ethereum, such digital assets may be deemed to be securities by regulators, notwithstanding any assessment by us and/or our advisors to the contrary.

While we plan to mine only Bitcoin and, to a much lesser extent, Ethereum for the foreseeable future, we may choose to mine other cryptocurrencies. We intend to only mine cryptocurrencies that are not securities, and to consult counsel prior to attempting to mine any cryptocurrency other than Bitcoin and Ethereum in order to avoid inadvertently dealing in a cryptocurrency which may be deemed a security. However, the processes employed for determining whether particular digital assets are securities within the meaning of U.S. federal securities laws involve complex legal questions, are risk based assessments and are not a legal standard or binding on the SEC or other regulators. Because of these and other characteristics, the analysis of whether a digital asset is a security is subject to substantial uncertainty. Therefore, if we begin mining digital assets other than Bitcoin or Ethereum in the future and, notwithstanding advice form securities counsel to the contrary, those digital assets are found by regulators to be securities, we could face significant legal costs in defending our position and any enforcement or civil claims which may result. Additionally, if our assessment with respect to the digital asset in question is incorrect, we could be found to have acted in violation of federal or state securities laws, and could as a result become subject to fines, sanctions, civil damages, or criminal penalties, any of which may have a material adverse effect on our business, financial condition and results of operations.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies, including Bitcoin, to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs cryptocurrency assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of Bitcoin in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

●	the progress of worldwide growth in the adoption and use of Bitcoin and other cryptocurrencies as a medium of exchange;

●

governmental and organizational regulation of Bitcoin and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

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●

changes in consumer demographics and public tastes and preferences, including as may result from coverage of Bitcoin or other cryptocurrencies by journalists and other sources of information and media;

●	the maintenance and development of the open-source software protocol of the network;

●	the increased consolidation of contributors to the Bitcoin blockchain through mining pools and scaling of mining equipment by well-capitalized market participants;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting Bitcoin or other cryptocurrencies for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to Bitcoin and other cryptocurrencies; and

●	the impact of regulators focusing on cryptocurrencies and the costs associated with such regulatory oversight.

A decline in the popularity or acceptance of the Bitcoin network could adversely affect an investment in us.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effects on the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire, which would harm investors in our securities.

Currently, there is relatively small use of Bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us.

As relatively new products and technologies, Bitcoins and the Bitcoin network have only recently become widely accepted as a means of payment for goods and services by many major retail and commercial outlets, and use of Bitcoins by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of Bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of Bitcoins. A lack of expansion by Bitcoins into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the price of Bitcoin, either of which could adversely impact an investment in us. If Bitcoin or other cryptocurrencies we mine do not gain widespread market acceptance or accrete in value over time, our prospects and your investment in us would diminish.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities.

A number of companies that engage in Bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to initially exclude their use for ordinary consumer transactions within China and later to deem all cryptocurrency-related transactions illegal in September 2021. The difficulty that many businesses that provide Bitcoin and/or derivatives on other cryptocurrency-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease their usefulness and harm their public perception in the future.

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The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Bitcoin and/or other cryptocurrency-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to monetize our mining efforts, which could have a material adverse effect on our business, prospects or operations and harm investors.

Political or economic crises may motivate large-scale sales of cryptocurrencies, which could result in a reduction in values of cryptocurrencies such as Bitcoin and Ethereum adversely affect an investment in us.

Geopolitical crises may motivate large-scale sales of cryptocurrencies, which could rapidly decrease the price of cryptocurrencies such as Bitcoin and Ethereum. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Large-scale sales of cryptocurrencies would result in a reduction in digital asset values and could adversely affect an investment in us.

The decentralized nature of cryptocurrency systems may lead to slow or inadequate responses to crises, which may negatively affect our business.

The decentralized nature of the governance of cryptocurrency systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many cryptocurrency systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of cryptocurrency systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our common stock may be adversely affected.

It may be illegal now, or in the future, to acquire, own, hold, sell or use digital assets in one or more countries, and ownership of, holding or trading in our securities may also be considered illegal and subject to sanction.

As digital assets have grown in both popularity and market size, governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

The emergence of competing blockchain platforms or technologies may harm our business as presently conducted.

If blockchain platforms or technologies which compete with Bitcoin and its blockchain, including competing cryptocurrencies which our miners may not be able to mine, such as cryptocurrencies being developed or may be developed by popular social media platforms, online retailers, or government sponsored cryptocurrencies, consumers may use such alternative platforms or technologies. If that were to occur, we would face difficulty adapting to emergent such digital ledgers, blockchains, or alternative platforms or digital assets. This may adversely affect us by preventing us from realizing the anticipated profits from our investments and forcing us to expend additional capital in an effort to adapt. Further, to the extent we cannot adapt, be it due to our specialized miners or otherwise, we could be forced to cease operations. Such circumstances would have a material adverse effect on our business, and in turn investors’ investments in our securities.

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Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective. Therefore, scaling cryptocurrencies will be essential to the widespread acceptance of cryptocurrencies as a means of payment, which widespread acceptance is necessary to the continued growth and development of our business. Many cryptocurrency networks face significant scaling challenges, such as limitations on how many transactions can occur per second. There can be no guarantee that any of the systems in place or being considered to increasing the scale of settlement of cryptocurrency transactions will be effective, or how long they will take to become effective, which could adversely affect an investment in our securities.

The price of cryptocurrencies may be affected by the sale of such cryptocurrencies by other vehicles investing in cryptocurrencies or tracking cryptocurrency markets.

The global market for cryptocurrency is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which certain cryptocurrencies are mined permit the creation of a limited, predetermined amount of digital currency, while others have no limit established on total supply. Increased numbers of miners and deployed mining power globally will likely continue to increase the available supply of Bitcoin and other cryptocurrencies, which may depress their market price. Further, large “block sales” involving significant numbers of Bitcoin following appreciation in the market price of Bitcoin may also increase the supply of Bitcoin available on the market, which, without a corresponding increase in demand, may cause its price to fall. Additionally, to the extent that other vehicles investing in cryptocurrencies or tracking cryptocurrency markets form and come to represent a significant proportion of the demand for cryptocurrencies, large redemptions of the securities of those vehicles and the subsequent sale of cryptocurrencies by such vehicles could negatively affect cryptocurrency prices and therefore affect the value of the cryptocurrency inventory we hold. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine.

The Bitcoin we mine may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Bitcoin we mine could be lost or stolen. In general, cryptocurrencies are stored in cryptocurrency sites commonly referred to as “wallets” by holders of cryptocurrencies which may be accessed to exchange a holder’s cryptocurrency assets. Access to our Bitcoin could also be restricted by cybercrime (such as a denial of service attack). While we take steps to attempt to secure the Bitcoin we hold, there can be no assurance our efforts to protect our digital assets will be successful. Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the cryptocurrency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. Any of these events may adversely affect our operations and, consequently, our ability to generate revenue and become profitable. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our Bitcoin holdings. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our business. Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We are required to publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our Bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our mined Bitcoin could have a material adverse effect on our results of operations and ability to continue as a going concern, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine. For example, the New York Times reported in January 2021 that about 20% of existing Bitcoin appears to be “lost” due to password issues.

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Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions, such as a result of a cybersecurity breach against our Bitcoin holdings, could adversely affect our investments and assets. This is because cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a cryptocurrency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. Further, it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. If an errant or fraudulent transaction in our Bitcoin were to occur, we would have very limited means of seeking to reverse the transaction or seek recourse. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business.

We will rely on one or more third parties for depositing, storing and withdrawing the cryptocurrency we mine, which could result in loss of assets, disputes and other liabilities or risks which could adversely impact our business.

We currently use a BlockFi digital wallet to store the Bitcoin we mine, although we may change to another digital wallet provider or use multiple providers at any time. In order to own, transfer and use Bitcoin on the blockchain network, we must have a private and public key pair associated with a network address, commonly referred to as a “wallet”. Each wallet is associated with a unique “public key” and “private key” pair, each of which is a string of alphanumerical characters. To deposit Bitcoin into our digital wallet, we must “sign” a transaction that consists of the private key of the wallet from where the Bitcoin is being transferred, the public key of a wallet that BlockFi or its custodian controls and provides to us, and broadcast the deposit transaction onto the underlying blockchain network. Similarly, to withdraw Bitcoin from our account, we must provide BlockFi or its custodian with the public key of the wallet that the Bitcoin are to be transferred to, and BlockFi or its custodian then “signs” a transaction authorizing the transfer. In addition, some cryptocurrency networks require additional information to be provided in connection with any transfer of cryptocurrency such as Bitcoin. A number of errors or other adverse events can occur in the process of depositing, storing or withdrawing Bitcoin into or from BlockFi, such as typos, mistakes, or the failure to include the information required by the blockchain network. For instance, a user may incorrectly enter our wallet’s public key or the desired recipient’s public key when depositing and withdrawing Bitcoin. Additionally, our reliance on third parties such as BlockFi and the maintenance of keys to access and utilize our digital wallet will expose us to enhanced cybersecurity risks from unauthorized third parties deploying illicit activities such as hacking, phishing and social engineering, notwithstanding the security systems and safeguards employed by us and others. Cyberattacks upon systems across a variety of industries, including the cryptocurrency industry, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals. For example, attacks may be designed to deceive employees and service providers into releasing control of the systems on which we depend to a hacker, while others may aim to introduce computer viruses or malware into such systems with a view to stealing confidential or proprietary data. These attacks may occur on our digital wallet or the systems of our third-party service providers or partners, which could result in asset losses and other adverse consequences. Alternatively, we may inadvertently transfer Bitcoin to a wallet address that we do not own, control or hold the private keys to. In addition, a Bitcoin wallet address can only be used to send and receive Bitcoin, and if the Bitcoin is inadvertently sent to an Ethereum or other cryptocurrency wallet address, or if any of the foregoing errors occur, all of the Bitcoin will be permanently and irretrievably lost with no means of recovery. Such incidents could result in asset loss or disputes, any of which could materially adversely affect our business.

Security threats to us could result in, a loss of Company’s Bitcoin holdings.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin exchange market since the launch of the Bitcoin network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our Bitcoin and lost revenue. Furthermore we believe that to the extent we hold greater amounts of Bitcoin, we may become a more appealing target for security threats such as hackers and malware.

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The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data or Bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us. In the event of a security breach, we may be forced to cease operations, or suffer a reduction in our digital assets, the occurrence of each of which could adversely affect an investment in us.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a cryptocurrency network, such actor or botnet could manipulate blockchains to adversely affect us, which would adversely affect an investment in us or our ability to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a cryptocurrency, it may be able to alter blockchains on which transactions of cryptocurrency reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own cryptocurrency (i.e., spend the same Bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for as long as it maintained control. To the extent that such malicious actor or botnet does not yield its control of the processing power on the network or the cryptocurrency community does not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible. The foregoing description is not the only means by which the entirety of blockchains or cryptocurrencies may be compromised but is only an example.

Although there are no known reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold in Bitcoin. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the Bitcoin community, and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a botnet or malicious actor obtaining control of the blockchain’s processing power will increase, because such botnet or malicious actor could more readily infiltrate and seize control over the blockchain by compromising a single mining pool, if the mining pool compromises more than 50% of the mining power on the blockchain, than it could if the mining pool had a smaller share of the blockchain’s total hashing power. Conversely, if the blockchain remains decentralized it is inherently more difficult for the botnet or malicious actor to aggregate enough processing power to gain control of the blockchain. If this were to occur, the public may lose confidence in the Bitcoin blockchain, and blockchain technology more generally. This would likely have a material and adverse effect on the price of Bitcoin, which could have a material adverse effect on our business, financial results and operations, and harm investors.

If the Bitcoin rewards for solving blocks are not sufficiently high, miners may not have adequate incentive to continue mining and may cease mining operations, which may make the blockchains they support with their mining activity less stable.

As the number of cryptocurrency rewards awarded for solving a block in a blockchain decreases, the relative cost of producing a single cryptocurrency will also increase, unless there is a corresponding increase in demand for that cryptocurrency. Even relatively stable demand may not be sufficient to support the costs of mining, because as new miners begin working to solve blocks, the relative amount of energy expended to obtain a cryptocurrency award will tend to increase. This increased energy directly relates to an increased cost of mining, which means an increased cost of obtaining a cryptocurrency award. This increased cost, if not met with a corresponding increase in the market price for the cryptocurrency resulting from increased scarcity and demand, may lead miners, such as us, to conclude they do not have an adequate incentive to continue mining and, therefore, may cease their mining operations. This could in turn reduce the sustainability of the Bitcoin blockchain, which is dependent upon continued mining to solve the block’s algorithms and process transactions in Bitcoin. If this were to occur, your investment in us could become worthless.

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Cryptocurrencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in cryptocurrency codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred. Despite our efforts and processes to prevent breaches, our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine.

We have an evolving business model which is subject to various uncertainties.

As cryptocurrency assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

Risks Related to Governmental Regulation and Enforcement

Regulatory changes or other actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade with no or minimal restriction, while in some jurisdictions, such as in the U.S., cryptocurrencies are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Further, additional laws, regulations and rules from are expected to arise in the future from legislative bodies, agencies and self-regulatory organizations, some of which may adversely affect us, either directly by impacting our operations or those of third parties on which we rely or indirectly by affecting the cryptocurrency market generally or otherwise. Ongoing and future regulatory actions could have a material adverse effect on our business, prospects or operations.

Current interpretations require the regulation of Bitcoin under the CEA by the CFTC, and we may be required to register and comply with such regulations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, the Commodity Futures Trading Commission (the “CFTC”) and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin and other cryptocurrencies are treated for classification and clearing purposes. In particular, derivatives on these assets are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin and other cryptocurrencies under the law.

Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the Commodity Exchange Act (“CEA”), including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

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Our interactions with a blockchain may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distribute ledger technology.

The Office of Financial Assets Control (“OFAC”) of the U.S. Department of Treasury requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. Our Company’s policy prohibits any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling cryptocurrency assets. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our common stock.

Governmental action against the blockchain and Bitcoin mining may have a materially adverse effect on the industry, and could affect us if widely adopted.

We could become subject to regulations aimed at preventing what are perceived as some of the negative attributes of Bitcoin and Bitcoin mining. For example, China has already made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Further, on March 2, 2021, governmental authorities of the Chinese province of Inner Mongolia, began to take action to impose an outright ban on Bitcoin mining in the province due to the industry’s high electrical consumption demands and negative environmental impacts. This could demonstrate the beginning of a regulatory trend in response to concerns of overconsumption as it relates to environmental impact and energy conservation, and similar action in a jurisdiction in which we operate could have devastating effects to our operations. If further regulation follows, it is possible that our industry may not be able to adjust to a sudden and dramatic overhaul to our ability to deploy energy towards the operation of mining equipment.

Because we are unable to influence or predict future regulatory actions taken by governments, we may face difficulty monitoring and responding to rapid regulatory developments affecting Bitcoin mining, which may have a materially adverse effect on our industry and, therefore, our business and results of operations. If further regulatory action is taken by governments in the United States or elsewhere, our business may be materially harmed and you could lose some or all of your investment.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to shareholders will cause our expenses to be higher than they would have been if we were privately held. It may be time consuming, difficult and costly for us to develop, implement and maintain the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs and make certain activities more time consuming and costly. The impact of the SEC’s July 25, 2017 report on digital securities as well as enforcement actions and speeches made by the SEC’s Chairman will increase our compliance and legal costs. As a public company, we also expect that these rules and regulations will make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board or as executive officers, and to maintain insurance at reasonable rates, or at all.

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Risks Related to Ownership of Our Common Stock

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry including changes which adversely affect Bitcoin;

●	the continued volatility of the price of Bitcoin;

●	our ability to obtain working capital financing and commence our planned Bitcoin mining operations;

●	progress and publications of the commercial acceptance of Bitcoin and other cryptocurrencies;

●	additions or departures of key personnel including our executive officers;

●	sales of our common stock;

●	any public announcement of entering into new agreements and terms thereof, including with respect to the purchase of miners and contracts for the supply of electricity to our facility;

●	business disruptions caused by earthquakes, tornadoes, terrorism or other natural disasters;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	adverse regulatory developments; and

●	economic and other external factors.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. As a result, you may be unable to resell your shares at a desired price.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

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Because our common stock does not trade on a national securities exchange, the prices of our common stock may be more volatile and lower than if we were listed.

Our common stock trades on the OTCQB operated by OTC Markets Group Inc. This market is not a national securities exchange. While our common stock trading has been relatively active, generally the OTCQB does not have the same level of activity as a national securities exchange like Nasdaq. Most institutions will not purchase a security unless it is on a national securities exchange. In addition, they do not purchase stocks that trade below $5.00 per share. We may, in the future, take certain steps, including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares.

Our common stock is deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock trades at less than $5.00 per share, subject to specific exceptions. Such exceptions include among others any equity security listed on a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000 if such issuer has been in continuous operation for three years, net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 for the last three years. The “penny stock” designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our common stock and therefore reduce its liquidity.

Moreover, as a result of apparent regulatory pressure from the SEC and the Financial Industry Regulatory Authority, a growing number of broker-dealers decline to permit investors, or otherwise make it difficult, to purchase and sell “penny stocks.” The “penny stock” designation may have a depressive effect upon our common stock price. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Because our common stock is subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Substantial future sales of our common stock by us or by our existing shareholders could cause our stock price to fall.

Additional equity financings or other share issuances by us, including shares issued in connection with strategic alliances and corporate partnering transactions, could adversely affect the market price of our common stock. Sales by existing shareholders of a large number of shares of our common stock in the public market or the perception that additional sales could occur could cause the market price of our common stock to drop.

Until January 31, 2022, we were a shell company and as such shareholders cannot rely on the provisions of Rule 144 for the resale of their shares until certain conditions are met.

We have been a shell company as defined under Rule 405 of the Securities Act of 1933 (“Securities Act”). As securities issued by a former shell company, the securities issued by us can only be resold pursuant to an effective registration statement and not by utilizing the provisions of Rule 144 until certain conditions are met, including that: (i) we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (ii) we have filed all required reports under the Exchange Act of the preceding 12 months and (iii) one year has elapsed since we filed “Form 10” information (e.g. audited financial statements, management information and compensation, shareholder information, etc.).

Thus, a shareholder of ours will not be able to sell its shares until such time as a registration statement for those shares is filed or we become a reporting company, we have remained current on our Exchange Act filings for 12 months and we have filed the information as would be required by a “Form 10” filing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the accompanying notes, as well as the sections of this report titled “Business” and “Risk Factors.” The following overview provides a summary of our business and industry as more specifically described, including with respect to the risks and uncertainties inherent in our business, in the above-referenced sections of this report.

Overview

Prior to the Transaction, the Company was a shell company with no operations. Following the Transaction, we are a cryptocurrency mining company.

Nine Months Ended September 30, 2021 (“2021 Period”) Compared to the Period of March 9, 2020 to September 30, 2020 (“2020 Period”)

We were incorporated in March 2020 and had no revenue and immaterial expenses during the 2020 period.

Revenue

Our revenue for the 2021 Period was $1,175,013 and no revenue during the 2020 period. We anticipate that our revenue will increase in future quarters as we purchase additional mining equipment.

Gross Profit

Our gross profit for the 2021 Period was $239,740. We anticipate that our gross profit will increase as we continue to implement our business plan and purchase more mining equipment.

Operating Expenses

Our operating expenses for the 2021 Period was $3,095,141 and $48 for the 2020 Period. We anticipate that our operating expenses will continue to grow in future periods as we hire additional employees and ramp up our business.

Interest Expense

Our interest expense for the 2021 Period was $126,276. This expense relates to the interest on the equipment notes. We anticipate that our interest expense will increase as we raise funds and enter into hosting agreements which may require us to receive advances from the facility.

Net Loss

Our Net Loss for the 2021 Period was $3,037,318 as compared to our Net Loss of $48 in the 2020 Period. We anticipate that our business will become profitable as we launch additional mining equipment.

Liquidity and Capital Resources

As of January 31, 2022, EdgeMode had approximately $105,000 of cash. Our liquidity is primarily derived from selling the crypto that we mine, and debt and equity investments from accredited investors.  In order to grow the business and help fund operations for the next 12 months, the Company intends on raising at least $40 million in a private placement or a registered offering of our securities. As of the closing of the Transaction, the Company has approximately $2.3 million of debt for equipment that the Company is currently mining of which approximately $1.6 million is due in 2022 and $700,000 is due in 2023. Additionally, we have a significant amount funds committed to the purchase of new Bitcoin miners. We can provide no assurance that we will have the ability to meet these payment requirements or that we will be successful raising capital to meet our working capital requirements.

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We will be required to raise a significant amount of more capital if we want to purchase all of the bitcoin mining equipment under our $300,000,000 purchase order. We can provide no assurance to investors that we will have access to such a large amount of capital and if so that it will be available on terms that we would accept. In such event, the Company may incur significant and/or shareholders will suffer large dilution.

If we fail to raise sufficient additional funds when needed or do not have sufficient cash flows from mining, we may be required to scale back our plan of operations.

Cash Flows used in Operating Activities

Our net cash used in operating activities for the 2021 Period and 2020 Period was $3,107 and $48, respectively. This related primarily to our net loss, offset by stock-based compensation, depreciation and accounts payable.

Cash Flows used in Investing Activities

Our net cash used in investing activities for the 2021 Period and 2020 Period was 689,201 and $0, respectively. This relates to the purchase of mining equipment.

Cash Flows from Financing Activities

Our net cash provided by financing acuities for the 2021 Period and 2020 Period was $2,109,415 and $54,975, respectively. These amounts related primarily to the issuance of equity and notes as well as amounts paid on equipment notes payable.

Significant Accounting Policies and Recent Accounting Pronouncements

Please see the notes to our financial statements included in this report for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MARKET FOR OUR COMMON STOCK

As of February 2, 2022, there were approximately 200 shareholders of record of the Company’s common stock. We believe that additional beneficial owners of our Common Stock hold shares in street name. Our Common Stock currently trades on the OTCQB market under the symbol “FWAV”.

Shares Eligible for Future Sale

No restricted shares of our common stock can be sold under Rule 144 until 12 months have passed since this report and the other requirements of Rule 144(i)(1)(ii) have been satisfied, including the Company being current in its SEC periodic reporting obligations.

Generally, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months subject only to the current public information requirement, although because we are a former shell, we must be current in filing our Quarterly and Annual Reports. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements as well as the current reporting requirement. Because the Company was a shell as of the time of the Transaction, Rule 144 has two modifications to the above provisions. First for 12 months following the closing of the merger, shareholders will be subject to a 12 month holding period. Secondly, Rule 144 will only be available if the Company has filed all required Form 10-Qs and 10-Ks.

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An officer, director or other person in control of the Company may sell after 12 months with the following restrictions: (i) the Company is current in its SEC filings, (ii) certain manner of sale provisions, (iii) the filing of a Form 144, and (iv) volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the applicable sale and who has owned such shares of common stock for at least one year may sell the shares under Rule 144 without regard to any of the limitations described above.

Such shares may be sold outside of the United States. Further, such shares may be sold to purchasers in the United States under Section 4(a)(1) of the Securities Act if paid for more than two years ago and if the seller is not an affiliate of the Company. However, some broker-dealers and transfer agents will not accept legal opinion relying on Section 4(a)(1).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED SHAREHOLDERS MATTERS

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of February 2, 2022, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding common stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. Based on 383,208,340 shares of common stock outstanding as of February 2, 2022. Beneficial ownership is determined in accordance with Rule 13d-3 and 13d-5 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, a person is considered a “beneficial owner” of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted in the footnotes to this table.

Unless otherwise specified in the notes to this table, the address for each person is: c/o EdgeMode, 350 North Orleans Street, Suite 9000N, Chicago, Il 60654, Attention: Corporate Secretary.

Title of Class	Name of Beneficial Holder	Amount of Beneficial Ownership	Percentage Beneficially Owned
5% Shareholders:

Common Stock	Christina and Roger Dixon (1)	54,354,375	14.2%

Directors and Named Executive Officers

Common Stock	Charlie Faulkner (2)	87,045,385	21.0%
Common Stock	Simon Wajcenberg (3)	100,231,784	24.1%

	All directors and officers as a group (2 persons)	187,277,169	41.9%

(1)	Dixon. Roger Dixon was a Co-Founder of EdgeMode. Address is 3115, Five Dollar Road, Evansville, Indiana.
(2)	Faulkner. Mr. Faulkner is an executive officer and director of the Company. Includes 31,979,352 vested stock options. His ownership is included under “All directors and officers as a group”.
(3)	Wajcenberg. Mr. Wajcenberg is an executive officer and director of the Company. Includes 31,979,352 vested stock options. Includes shares beneficially owned by his wife.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

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DIRECTORS AND EXECUTIVE OFFICERS

Upon the consummation of the Transaction, the following individuals have been appointed to the Board of Directors (“Board”) and executive management of the Company:

Name	Age	Title
Charlie Faulkner	36	Chief Executive Officer; President and Director

Simon Wajcenberg	53	Chief Financial Officer, Treasurer, Secretary and Director (Executive Chairman)

Charlie Faulkner has served as chief executive officer of EdgeMode since its inception in 2020. Since December 2016, he has served as an advisor at North Block Capital Ltd (“NB Capital”), an investment group that provides asset management, corporate advisory services, and technology solutions, which he co-founded in 2016.

Simon Wajcenberg has served as executive chairman of, and in other executive positions at, EdgeMode since its inception in 2020. Since December 2016, he has served as an advisor at NB Capital, which he co-founded in 2016.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers.

Director Independence

The Company is not a listed issuer whose securities are listed on a national securities exchange or an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. We evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under these rules, a director is not considered to be independent if he or she also is an executive officer or employee of the Company. Charlie Faulkner and Simon Wajcenberg are not considered to be independent directors under the standards for director independence set forth in the Nasdaq Marketplace Rules.

Committees of the Board of Directors

We presently do not have an audit committee, compensation committee, or other committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or other committees.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Fourth Wave Energy, Inc., 350 North Orleans Street, Suite 9000N, Chicago, IL 60654, Attention: Corporate Secretary. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

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Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its shareholders. Although there are many other factors, the Board will seek individuals with experience on public company boards or the investment community, an expertise in cryptocurrency and accounting experience. The Company understands that the SEC has approved the Nasdaq Stock Market’s new diversity rule and will seek to comply with it.

Board Leadership Structure

Our Board does not have a policy as to whether the roles of Chairman of the Board of Directors and Chief Executive Officer should be separate or combined. However, we have chosen to separate the Chief Executive Officer and Board Chairman positions. Currently, our Chairman is Simon Wajcenberg. Our Board has determined that its current structure, with a separate Chairman and Chief Executive Officer, both of which are co-founders of EdgeMode, is in the best interests of the Company and its shareholders at this time. We believe that this Board leadership structure is the most appropriate for the Company. In the near future, we anticipate appointing independent directors. At such time, we will appoint an independent director as the Lead Director who will have broad responsibilities and authority. At such time, we will re-evaluate the composition of the Board and its leadership structure.

EXECUTIVE COMPENSATION

Set forth below is the information regarding the compensation paid, distributed or accrued by EdgeMode for the fiscal year ended December 31, 2021 to EdgeMode’s Chief Executive Officer (principal executive officer) serving during the last fiscal year and the other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”). In accordance with SEC rules, the determination of Named Executive Officers gives effect to the Transaction and reflects compensation paid to applicable individuals by EdgeMode during the periods covered. EdgeMode did not begin paying compensation until January 2021.

Summary Compensation Table

Name and Principal Positions	Fiscal Year	Salary $	Bonus $	All Other Compensation $	Total $
Charlie Faulkner (1)	2021	175,000	0	0	175,000
Chief Executive Officer

Simon Wajcenberg (2)	2021	175,000	0	0	175,000
Chief Financial Officer

(1)	Represents amounts paid to Mr. Faulkner by EdgeMode prior to the Transaction closing. As a result of the Transaction, Mr. Faulkner was appointed our Chief Executive Officer.

(2)	Represents amounts paid to Mr. Wajcenberg by EdgeMode prior to the Transaction closing. Mr. Wajcenberg was appointed our Chief Financial Officer and Executive Chairman.

The table above does not include advisory fees paid to an affiliated entity of the Named Executive Officers. See page 31.

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Named Executive Officer Employment Agreements

EdgeMode employed Charlie Faulkner and Simon Wajcenberg pursuant to oral employment agreements with monthly salaries which began at $10,000 per month in early 2021 and were increased to $30,000 per month in October 2021. In connection with the Transaction, we entered into formal Employment Agreements with Charlie Faulkner and Simon Wajcenberg which provided for annual base salaries of $600,000 each and the grant to each of 31,979,352 five-year stock options with an exercise price of $0.40 per share.

Termination Provisions

Messrs. Faulkner and Wajcenberg are entitled to certain benefits in connection with a termination of their employment upon death, disability, dismissal without cause, or constructive termination. In any such termination, the executive will receive 12 months base salary and any performance bonus that he would have been due at the time of termination. In certain circumstances, the termination provision is subject to a cure period. Cause is generally defined as (i) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (ii) participating in any injurious act or acting recklessly or in a manner which was grossly negligent against the Company; engaging in a criminal enterprise involving moral turpitude, financial or securities fraud; (iii) felony conviction; and (iv) material failure to follow the directives of the Board.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2021, we did not have any outstanding unexercised options, stock or other equity incentive plan awards. On January 31, 2022, we granted approximately 64 million five-year stock options to Named Executive Officers.

Director Compensation

To date, we have not paid our director any compensation for services on our Board.

Equity Compensation Plan Information

As of December 31, 2021, EdgeMode did not have any securities authorized for issuance or outstanding under an equity compensation plan or equity compensation grants made outside of such a plan.

TRANSACTIONS WITH RELATED PERSONS

Set forth below is a brief description of the transactions since January 1, 2020 in which the EdgeMode was a participant and in which any director or executive officer of EdgeMode, any known 5% or greater shareholder of EdgeMode or any immediate family member of any of the foregoing persons, had a direct or indirect material interest as defined in Item 404(a) of Regulation S-K.

In connection with the equity fundraisings conducted under Regulation S under the Securities Act, EdgeMode paid $166,000 in advisory fees to an entity controlled by Simon Wajcenberg and Charles Faulkner, who were the principals of EdgeMode.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

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RECENT SALES OF UNREGISTERED SECURITIES

Other than the issuance of securities in the Transaction described in Item 3.02 of this report, which description is incorporated herein by reference, there were no unregistered sales of the Company’s securities which were not previously reported in the Company’s prior SEC filings.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 500,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors. Holders of our common stock are entitled to receive such dividends as may be declared by our Board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future. Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. In connection with the Transaction, the only outstanding preferred stock was converted into common stock. As of the date of this report, there are no outstanding shares of preferred stock.

Although the Company presently has no commitments or contracts to issue any additional shares of preferred stock, authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of the Company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of the Company’s common stock.

Warrants

During September 2021 through January 2022 the Company issued five year common stock warrants to purchase an aggregate of 10,650,000 shares of common stock.  The warrants are initially exercisable at $0.50 per share, which exercise price shall be reduced in the event of subsequent issuances at an effective price below the then exercise price, subject to exempt issuances by the Company.  On or after March 2, 2022, the warrants may also be exercised on a cashless basis in the event there is no effective registration statement covering the underlying shares.  If, at any time the VWAP of the Company’s common stock on its principal trading market exceeds 140% of the then exercise price and there is an effective registration statement under the Securities Act covering the resale of the shares, the Company may call for cancellation of the unexercised warrants.

Stock Options

The Company has issued approximately 86,00,000 five-year stock options at an exercise price of $0.40 per share.

Transfer Agent

Empire Stock Transfer is our transfer agent and it is located at 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by them in connection with any action, suit, or proceeding to which he is named a party by reason of his or her having acted or served in such capacity, except for liabilities arising from their own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Item 3.02 Unregistered Sales of Equity Securities.

On January 31, 2022, the Company consummated the Transaction under the Merger Agreement. The disclosure in Item 1.01 is incorporated herein by reference. The issuances of the foregoing securities were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, on January 31, 2022, Mr. J. Jacob Isaacs resigned as Chief Executive Officer and as a Board member of the Company, and each of Messrs. Charlie Faulkner and Simon Wajcenberg were appointed as officers and directors of the Company. The biographical information and employment terms for each of these individuals is set forth in Item 2.01 under “Directors and Officers” which is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the closing of the Transaction described in Items 1.01 and 2.01 of this report, which description is incorporated by reference in this Item 5.06 of this report, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
2.1	Agreement and Plan of Merger and Reorganization*	8-K	12/8/21	2.1
3.1	Certificate of Incorporation, As Amended				Filed
3.2	Bylaws				Filed
10.1	Form of Executive Employment Agreement				Filed
10.2	Consulting Agreement - Isaacs				Filed
10.3	Form of Option Agreement				Filed
10.4	Form of Note Conversion				Filed
10.5	Compute North Master Agreement				Filed
10.6	Trinity Mining Technologies				Filed
10.7	2CRSI Agreements				Filed
23.1	Consent of Independent Registered Public Accounting Firm				Filed
99.1	Audited Financial Statements of EdgeMode for the period March 9, 2020 (Inception) to December 31, 2020				Filed
99.2	Unaudited Financial Statements of EdgeMode for the Nine Months Ended September 30, 2021				Filed
99.3	Pro Forma Financial Information of EdgeMode				Filed
104	Cover Page Interactive Data File -- the cover page XBRL tags are embedded within the Inline XBRL document

*	Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Staff of the Securities and Exchange Commission upon request any omitted information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOURTH WAVE ENERGY, INC.

Date: February 4, 2022	By:	/s/ Charlie Faulkner
		Name:	Charlie Faulkner
		Title:	Chief Executive Officer

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